                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 5, 1998 on the December 31, 1997 MedSource, Inc. financial statements included in NCO Group, Inc.'s Form 8-K dated May 4, 1998 and to all references to our Firm included in this Registration Statement on Form S-3.



/s/ Arthur Andersen LLP

Philadelphia, Pa.,
August 30, 1999